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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                June 17, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-18                           877294   33-44309   811-1777


DEFINED ASSET FUNDS-GSIF MPUSTS-1                             781698   2-81969    811-2810


DEFINED ASSET FUNDS-CIF IS-13                                 843855   33-41741   811-2295


DEFINED ASSET FUNDS-MITF IS-189                               803869   33-49319   811-1777
DEFINED ASSET FUNDS- IS-221 DAF                               804024   33-57787   811-1777
DEFINED ASSET FUNDS-MITF IS-304                               804070   333-2154   811-1777


DEFINED ASSET FUNDS-CIF ITS-36                                883647   33-45755   811-2295
DEFINED ASSET FUNDS-ITS-43 DAF                                883654   33-49343   811-2295
DEFINED ASSET FUNDS-ITS-57 DAF                                914813   333-0001   811-2295


DEFINED ASSET FUNDS-MITF ITS-188                              868152   33-45754   811-1777
DEFINED ASSET FUNDS- ITS-228 DAF                              910374   33-52455   881-1777
DEFINED ASSET FUNDS- ITS-229 DAF                              910375   33-52457   811-1777
DEFINED ASSET FUNDS- ITS-251 DAF                              924343   33-57805   811-1777
DEFINED ASSET FUNDS- ITS-252 DAF                              924344   33-58009   811-1777


DEFINED ASSET FUNDS-MPS-312 DAF                               781817   33-49229   811-2295


DEFINED ASSET FUNDS-MITF MPS-516                              803723   33-45309   811-1777
DEFINED ASSET FUNDS- MPS-526 DAF                              892744   33-49317   811-1777
DEFINED ASSET FUNDS- MPS-539 DAF                              892761   33-52179   811-1777
DEFINED ASSET FUNDS--MPS-557 DAF                              924294   33-57699   811-1777

DEFINED ASSET FUNDS- MSS-32 DAF                               895619   33-49383   811-1777
DEFINED ASSET FUNDS- MSS-204 DAF                              924300   333-0122   811-1777
DEFINED ASSET FUNDS- MSS-59 DAF                               910005   33-52549   811-1777
DEFINED ASSET FUNDS- MSS-86 DAF                               924267   33-57877   811-1777

DEFINED ASSET FUNDS-MITF NYIS-4                               868519   33-37114   811-1777


DEFINED ASSET FUNDS-GSIF USGZCBS 3                            845859   33-26716   811-2810
DEFINED ASSET FUNDS- US GOVT ZERO COUP BD SER 8 DAF           893202   333-3610   811-2810

TOTAL:   26 FUNDS

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